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                                                                   EXHIBIT 23

                                 [LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Heritage Oaks Bancorp

We consent to the incorporation of our report dated February 5, 1999, on the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in its Annual Report on Form 10-KSB for the year ended December 31, 1998.


/s/ VAVRINEK, TRINE, DAY & CO., LLP
---------------------------------
VAVRINEK, TRINE, DAY & CO., LLP
Certified Public Accountants
Rancho Cucamonga, California
March 25, 1999